UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14500	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 27, 2006, Gateway, Inc. (“Gateway”), certain of its subsidiaries, and General Electric Capital Corporation (for itself as lender and as agent for the other lenders), signed Amendment No. 3 to Credit Agreement (the “Amendment”), which amended the Credit Agreement, dated October 30, 2004 (the “Credit Agreement”), to replace the covenant that the borrowers maintain a certified cash balance of $150 million with covenants that the borrowers maintain a liquidity position of $100 million and achieve certain cash flow targets set forth in the Amendment.

The foregoing description of the Amendment is qualified in its entirety by the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 3 to Credit Agreement, dated December 26, 2006, among Gateway, Inc, Gateway Professional LLC, Gateway Manufacturing LLC, Gateway US Retail, Inc., and General Electric Capital Corporation, as agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2007

GATEWAY, INC.

By:	/s/ Michael R. Tyler
Michael R. Tyler
Senior Vice President & Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 3 to Credit Agreement, dated December 26, 2006, among Gateway, Inc, Gateway Professional LLC, Gateway Manufacturing LLC, Gateway US Retail, Inc., and General Electric Capital Corporation, as agent and lender.